UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

Filed by the Registrant ☒
Filed by a Party other than the Registrant ☐
Check the appropriate box:
☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material under §240.14a-12

AMPIO PHARMACEUTICALS, INC.
(Name of Registrant as Specified in its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.

☐	Fee paid previously with preliminary materials.

☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11

AMPIO PHARMACEUTICALS, INC.

373 Inverness Parkway, Suite 200

Englewood, Colorado 80112

NOTICE OF SPECIAL MEETING OF STOCKHOLDERS

To the Stockholders of Ampio Pharmaceuticals, Inc.:

Notice is hereby given that a Special Meeting of Stockholders (the “Special Meeting”) of Ampio Pharmaceuticals, Inc. (the “Company”), will be held at 11:00 a.m. Mountain Time on Thursday, October 13, 2022, in a virtual format only via live webcast for the purpose of considering and taking action on the following proposals:

(1)	To approve an amendment to the Ampio Pharmaceuticals certificate of incorporation to effect a reverse stock split of the Company’s shares of common stock at a ratio not less than 5-to-1 and not greater than 15-to-1, with the exact ratio to be set within that range at the discretion of our Board of Directors before October 13, 2023 without further approval or authorization of our stockholders.
(2)	To approve an adjournment of the Special Meeting to solicit additional proxies if there are not sufficient votes in favor of Proposal No. 1.

Only holders of record of the Company’s common stock, par value $0.0001 per share, at the close of business on September 6, 2022 are entitled to notice of and to vote at the Special Meeting or any adjournments thereof.

The Special Meeting will be a virtual meeting of stockholders. You are invited to attend and vote your shares at the Special Meeting live via internet webcast so long as you register to attend the Special Meeting at www.viewproxy.com/AMPESM/2022 by 9:59 p.m. Mountain Time on Wednesday, October 12, 2022 (the “Registration Deadline”). If you hold your shares through a bank, broker or other nominee and would like to vote online at the meeting, you must obtain a “legal proxy” from that entity and submit it when you register prior to the Registration Deadline. After registering you will receive an e-mail containing a unique link and password that will enable you to attend the meeting and vote. You will not be able to attend the Special Meeting in person. We recommend that you log in at least fifteen minutes before the Special Meeting to ensure that you are logged in when the Special Meeting starts.

YOUR VOTE IS IMPORTANT. No matter how many shares you own, please submit your proxy promptly in one of the ways described on your proxy card or voting instruction form. Voting by proxy in advance of the Special Meeting will not prevent you from attending or changing your vote at the Special Meeting. It will, however, help to assure a quorum at the Special Meeting and to avoid added proxy solicitation costs.

BY ORDER OF THE BOARD OF DIRECTORS

/s/ Daniel G. Stokely
Daniel G. Stokely
Secretary

September 9, 2022
Englewood, Colorado

i

AMPIO PHARMACEUTICALS, INC.

373 Inverness Parkway, Suite 200

Englewood, Colorado 80112

PROXY STATEMENT

INFORMATION ABOUT THE SPECIAL MEETING

General Information

We are furnishing this proxy statement in connection with the solicitation of proxies by the Board of Directors of Ampio Pharmaceuticals, Inc. for use at our Special Meeting to be conducted in a virtual format only via live webcast. The mailing of this proxy statement to our stockholders commenced on or about September 12, 2022.

The Special Meeting will be conducted in a virtual format only in order to provide access to our stockholders regardless of geographic location, as well as to assist in protecting the health and well-being of our stockholders and employees. Stockholders will be able to participate, vote electronically and submit questions during the live webcast of the Special Meeting. To attend the Special Meeting, you must register at www.viewproxy.com/AMPESM/2022 by 9:59 p.m. Mountain Time on Wednesday, October 12, 2022 (the “Registration Deadline”). If you hold your shares through a bank, broker or other nominee and would like to vote online at the meeting, you must obtain a “legal proxy” from that entity and submit it when you register prior to the Registration Deadline. After registering you will receive an e-mail containing a unique link and password that will enable you to attend the meeting and vote. You will not be able to attend the Special Meeting in person. You may log into the meeting platform beginning at 10:30 a.m. Mountain Time on October 13, 2022. The Special Meeting will begin promptly at 11:00 a.m. Mountain Time on October 13, 2022. We recommend that you log in at least fifteen minutes before the Special Meeting to ensure that you are logged in when the Special Meeting starts. If you encounter difficulties accessing the virtual Special Meeting, please call the technical support number available on the virtual meeting page on the day of the Special Meeting.

All stockholders are cordially invited to attend the Special Meeting virtually. Whether or not you plan to attend the Special Meeting, please provide your proxy by following the instructions on your proxy card or voting instruction form.

Unless otherwise indicated or unless the context requires otherwise, all references in this proxy statement to “Ampio,” the “Company,” “we,” “us,” “our,” or similar references, mean Ampio Pharmaceuticals, Inc.

Revocability of Proxies

Any proxy given pursuant to this solicitation may be revoked by the person giving it at any time before it is exercised by delivering to the attention of Daniel G. Stokely, our Secretary, a written notice of revocation or a properly executed proxy bearing a later date. Our address is: 373 Inverness Parkway, Suite 200, Englewood, Colorado 80112.

You may also revoke your proxy by voting again on a later date on the Internet or by telephone prior to the close of the voting facility (only your latest Internet or telephone proxy will be counted), or by attending the virtual meeting and voting your shares while logged in and participating in the live webcast. Note that beneficial owners must follow their nominee’s instructions to revoke their proxies or vote at the Special Meeting and, for both stockholders of record and beneficial owners, attendance at the Special Meeting will not cause your previously granted proxy to be revoked unless you specifically so request or vote online at the Special Meeting.

All shares represented by valid, unrevoked proxies will be voted at the Special Meeting and any adjournment(s) or postponement(s) thereof.

Solicitation, Quorum and Voting Procedures

This proxy is solicited on behalf of the Ampio Board of Directors. We will bear all costs associated with the solicitation. These costs will include the expense of preparing and mailing proxy materials for the Special Meeting and reimbursements paid to brokerage firms and others for their expenses incurred in forwarding solicitation material regarding the Special Meeting to beneficial owners of our common stock. We may conduct further solicitation personally, telephonically or by electronic transmission through our officers, directors, and regular employees, none of whom will receive additional compensation for assisting with the solicitation.  Additionally, we have engaged Alliance Advisors, LLC to assist in the solicitation of proxies and provide related advice and information support, for a services fee and the reimbursement of customary disbursements, which are not expected to exceed $80,000 in total.

A stockholder’s shares can be voted at the Special Meeting only if the stockholder registers for the Special Meeting by the Registration Deadline and attends the Special Meeting or is represented by proxy.

Stockholders who complete their proxy electronically over the Internet or by telephone do not need to return a proxy card. Stockholders who hold their shares beneficially in street name through a nominee should follow the voting instructions they receive from their nominee to vote these shares.

A quorum, consisting of a majority of the shares of common stock entitled to vote at the Special Meeting, must be present before action may be taken at the Special Meeting. A stockholder is counted as present at the Special Meeting if the stockholder attends the online Special Meeting or the stockholder has properly submitted a proxy by mail, internet or telephone. Abstentions from voting on a proposal and any broker non-votes will count for purposes of determining a quorum. The close of business on September 6, 2022 has been fixed as the record date for determining the holders of shares of common stock entitled to notice of and to vote at the Special Meeting. Each share of common stock outstanding on the record date is entitled to one vote on all matters. As of the record date, there were 226,286,867 shares of common stock outstanding.

Stockholder votes will be tabulated by the persons appointed by the Board of Directors to act as inspectors of election for the Special Meeting. Shares of common stock represented by valid, unrevoked proxies will be voted at the Special Meeting and, when the stockholder has given instructions, will be voted in accordance with those instructions. If no instructions on how to vote are given in a signed proxy, the shares will be voted FOR each proposal.

Required Votes

The affirmative vote of the holders of a majority of the outstanding shares of common stock is required for approval of Proposal No. 1, the amendment to the Company’s certificate of incorporation to effect a reverse stock split. You may vote “FOR,” “AGAINST” or “ABSTAIN” on Proposal No. 1.

If a quorum is present at the Special Meeting, Proposal No. 2 will be approved by the affirmative vote of holders of at least a majority of the shares of Ampio common stock present at the Special Meeting and entitled to vote on Proposal No. 2. If a quorum is not present at the Special Meeting, Proposal No. 2 will be approved by the affirmative vote of the holders of a majority of the voting power of our common stock present at the Special Meeting and no other business will be transacted thereat. You may vote “FOR,” “AGAINST” or “ABSTAIN” on Proposal No. 2.

If you vote “ABSTAIN” on Proposal No. 1 or Proposal No. 2, it has the same effect as a vote against that proposal. A “broker non-vote” occurs when a broker or other nominee does not receive voting instructions from the beneficial owner and does not have the discretion to direct the voting of the shares on a non-routine proposal. The proposals to be considered at this Special Meeting involve matters considered routine under the applicable rules of the securities exchanges. Accordingly, if you do not give instructions to your broker, the broker may vote your shares in its discretion on each of the proposals and therefore no broker non-votes are expected in connection with either of the proposals.

PROPOSAL NO. 1:

ADOPTION OF AN AMENDMENT TO OUR CERTIFICATE OF INCORPORATION
TO EFFECT A REVERSE STOCK SPLIT

The Board of Directors deems it advisable and in the best interest of the Company that the Board be granted the discretionary authority to amend the Company’s certificate of incorporation to effect a reverse stock split of the Company’s issued and outstanding common stock by a ratio in the range of not less than 5-to-1 and not greater than 15-to-1. The proposal provides that our Board shall have sole discretion pursuant to Section 242(c) of the Delaware General Corporation Law to elect, as it determines to be in the Company’s best interests, whether or not to effect a reverse stock split before October 13, 2023, or to abandon it. The reverse stock split is intended to allow us to regain compliance with the continued listing standards of the NYSE American relating to stock price by NYSE American’s deadline of December 23, 2022 so that our common stock remains listed on the NYSE American.

Should the Board proceed with the reverse stock split, the exact ratio will be set at a whole number within the above range as determined by our Board in its sole discretion. Our Board believes that the availability of alternative reverse stock split ratios will provide it with the flexibility to implement a reverse stock split in a manner designed to maximize the anticipated benefits for the Company and its stockholders.

The text of the form of amendment to our certificate of incorporation (the “Certificate of Amendment”), which would be filed with the Secretary of State of the State of Delaware to effect the reverse stock split, is set forth in Appendix A to this proxy statement. The text of the Certificate of Amendment accompanying this proxy statement is, however, subject to change to reflect the exact ratio for the reverse stock split within the range described above and any changes that may be required by the office of the Delaware Secretary of State or that the Board may determine to be necessary or advisable ultimately to comply with applicable law and to effect the reverse stock split.

If the Board of Directors implements a reverse stock split, it will become effective upon the filing or such later time as specified in the filing (referred to as the “split effective time”) of the Certificate of Amendment with the Delaware Secretary of State. The exact timing of the filing of the Certificate of Amendment and the ratio of a reverse stock split (within the approved range), if any, will be determined by our Board of Directors based on its evaluation as to when such action and at what ratio will be the most advantageous to the Company and our stockholders.

Our Board of Directors reserves the right to elect to abandon a reverse stock split at any time prior to its effectiveness, whether before or after stockholder approval, if it determines, in its sole discretion, that a reverse stock split is not in the best interests of the Company and its stockholders.

If our Board implements a reverse stock split, depending on the ratio for a reverse stock split, no less than five (5) and no more than fifteen (15) shares of outstanding common stock, as determined by our Board, will be combined into one share of common stock. Holders of fractional shares will be entitled to receive, in lieu of any fractional share, the number of shares rounded up to the next whole number.

The Board of Directors’ decision as to whether and when to effect a reverse stock split will be based on a number of factors, including market conditions, existing and expected trading prices for the common stock, our strategic alternatives process, and the continued listing requirements of the NYSE American. See below for a discussion of the factors that the Board considered in determining the reverse stock split ratios, which included, but were not limited to, the following: the historical trading price and trading volume of the common stock; the expected impact of the reverse stock split on the trading market for the common stock in the short-term and long-term; and general market, economic conditions, and other related conditions prevailing in our industry.

Purpose and Background of the Reverse Stock Split

In determining whether to implement the reverse stock split and which reverse stock split ratio to implement, if any, following receipt of stockholder approval of this Proposal No. 1, the Board of Directors may consider, among other things, various factors, such as:

●	the historic trading price and trading volume of our common stock;
●	the then-prevailing trading price and trading volume of our common stock and the expected impact of the reverse stock split on the trading market for our common stock in the short- and long-term;
●	the ability of the Company to maintain its current listing on the NYSE American;

●	the impact of a reverse stock split and the reverse stock split on the availability of strategic alternatives to the Company and attractiveness of the Company as a counterparty in a strategic transaction; and
●	which reverse stock split ratio would result in the least administrative cost to the Company;
●	prevailing general market and economic conditions.

On June 23, 2022, we received a written notice from the NYSE American indicating that we did not comply with a continued listing standard because our common stock had been selling at a low price for a substantial period of time, which NYSE American determined to be a 30 trading day average price of less than $0.20 per share. The NYSE American has indicated that the continued listing of the Company’s common stock is predicated on the Company effecting a reverse stock split or otherwise demonstrating sustained price improvement within a reasonable period of time, which the NYSE American determined to be no later than December 23, 2022.  As part of any determination to implement a reverse stock split and which ratio to implement, the Board of Directors will consider the benefits to our stockholders of continued listing on the NYSE American in order to support the liquidity and trading in the Company’s common stock or in order to enable the execution of a successful strategic alternative for our stockholders. The Board of Directors believes that stockholder approval of Proposal No. 1 will provide Ampio with a means to cure our current non-compliance with the NYSE American continued listing standard relating to low stock price by the December 23, 2022 deadline set by the NYSE American.

As previously announced, the Board of Directors is considering strategic alternatives for Ampio, with a recent focus on strategic transactions including the potential for Ampio to acquire a product/pipeline and/or execute a reverse merger with a company that is seeking an NYSE American listing and has a development candidate and/or pipeline.  The Board of Directors believes that certain capital raising and strategic transactions that may be currently available to us as an NYSE American listed company will no longer be available if our common stock were delisted from the NYSE American. Accordingly, continued listing on the NYSE American will support the strategic alternatives process by positioning Ampio for maximum attractiveness as a counterparty and by permitting maximum flexibility in the structure of a strategic transaction. The Board of Directors believes that a key component of maximizing stockholder value in the strategic alternatives process is maintaining Ampio’s listing on the NYSE American.

If Ampio is unable to successfully complete a strategic transaction with its existing capital resources or is unable to raise additional capital in a sufficient amount to allow additional time and resources to successfully complete a strategic transaction, Ampio may implement further cost reduction and other cash-focused measures to manage liquidity and Ampio may pursue a plan of liquidation or dissolution.

Additional reasons for the reverse stock split would be to generate investor interest in our common stock. An investment in our common stock may not appeal to brokerage firms that are reluctant to recommend lower priced securities to their clients. Investors may also be dissuaded from purchasing lower priced stocks because the brokerage commissions, as a percentage of the total transaction, tend to be higher for such stocks. Moreover, the analysts at many brokerage firms do not monitor the trading activity or otherwise provide coverage of lower priced stocks. Also, the Board of Directors believes that most investment funds are reluctant to invest in lower priced stocks. Accordingly, the Board of Directors believes that a higher stock price may generate investor interest in our common stock, which in turn would enhance the liquidity of the holders of common stock.

There can be no assurance that a reverse stock split, if completed, will result in the intended benefits described above, that the market price of our common stock will increase following a reverse stock split, that as a result of a reverse stock split we will be able to maintain listing on the NYSE American or that the market price of our common stock will not decrease in the future. Additionally, as stated in the June 23, 2022 notice from the NYSE American, the NYSE American can take accelerated delisting action in the event that the Company’s common stock trades at levels viewed to be abnormally low.

Principal Effects of a Reverse Stock Split

If implemented, a reverse stock split will be effected simultaneously for all outstanding shares of Company common stock. A reverse stock split will affect all of the Company’s stockholders uniformly and will not affect any stockholder’s percentage ownership interest in the Company, except to the extent that a reverse stock split results in any stockholders owning a fractional share. Holders of fractional shares will be entitled to receive, in lieu of any fractional share, the number of shares rounded up to the next whole number. Common stock issued pursuant to a reverse stock split will remain fully paid and nonassessable. A reverse stock split will not affect the Company’s continuing to be subject to the periodic reporting requirements of the Securities Exchange Act of 1934, as amended (the “Exchange Act”).

As of the split effective time, the Company will adjust and proportionately decrease the number of shares of common stock reserved for issuance upon exercise of, and adjust and proportionately increase the exercise price of, all options and warrants and other rights to acquire shares of common stock. In addition, as of the split effective time, the Company will adjust and proportionately decrease the total number of shares of common stock that may be the subject of the future grants under stock option plans.

As an example, the following table illustrates the effects of a 1-for-15 and a 1-for-5 reverse stock split (without giving effect to the treatment of fractional shares) as of September 6, 2022:

	Prior to Reverse Stock Split	After 1-for-15 Reverse Stock Split	After 1-for-5 Reverse Stock Split
Common stock outstanding	226,286,867	15,085,791	45,257,373
Common stock issuable pursuant to outstanding equity awards	6,641,894	442,793	1,328,379
Common stock reserved for issuance under 2019 Stock and Incentive Plan	6,252,441	416,829	1,250,488
Common stock issuable pursuant to outstanding warrants	15,977,050	1,065,137	3,195,410

Authorized Shares of Common Stock

A reverse stock split will not change the number of authorized shares or the par value of the Company’s common stock under our certificate of incorporation. Because the number of issued and outstanding shares of common stock will decrease, the number of shares of common stock available for issuance will increase. Currently, under our certificate of incorporation, our authorized capital stock consists of 310,000,000 shares, of which 10,000,000 shares, par value of $0.0001 per share, are designated as preferred stock and 300,000,000 shares, par value of $0.0001 per share, are designated as common stock.

Subject to limitations imposed by the NYSE American, the additional shares available for issuance may be issued without stockholder approval at any time, in the sole discretion of our Board of Directors. The authorized and unissued shares may be issued for cash, for strategic transactions, for acquisitions or for any other purpose that is deemed in the best interests of the Company.

Registered “Book-Entry” Holders of Common Stock

Certain of our registered holders of common stock may hold some or all of their shares electronically in book-entry form with the transfer agent. These stockholders do not have stock certificates evidencing their ownership of the common stock. They are, however, provided with a statement reflecting the number of shares registered in their accounts.

Stockholders who hold shares electronically in book-entry form with the transfer agent will not need to take action (the exchange will be automatic) to receive whole shares of post-reverse stock split common stock.

Holders of Certificated Shares of Common Stock

Stockholders holding shares of our common stock in certificated form will be sent a letter of transmittal by our transfer agent after the split effective time and will be asked to surrender to the transfer agent the certificates representing pre-split shares in accordance with the procedures to be set forth in a letter of transmittal. Upon receipt of the holder’s pre-split certificate(s) and the properly completed and executed letter of transmittal, the holder will be issued the appropriate number of shares of common stock electronically in book-entry form under the Direct Registration System, or DRS. No new shares in book-entry form will be reflected until the holder surrenders the holder’s outstanding pre-reverse stock split certificate(s), together with the properly completed and executed letter of transmittal. Until surrendered, we will deem outstanding old certificates held by stockholders to represent the number of whole shares of post-reverse stock split common stock to which these stockholders are entitled. If an old certificate has a restrictive legend on the back of the old certificate, the book-entry form of share ownership will note those same restrictive legends.

The Company expects that our transfer agent will act as exchange agent for purposes of implementing the exchange of stock certificates. No service charges will be payable by holders of shares of common stock in connection with the exchange of certificates. All of such expenses will be borne by the Company.

Beneficial Holders of Common Stock

Upon the implementation of a reverse stock split, we will treat shares held by stockholders through a bank, broker, custodian or other nominee in the same manner as registered stockholders whose shares are registered in their names. Banks, brokers, custodians or other nominees will be instructed to effect a reverse stock split for their beneficial holders holding our common stock in street name. However, these banks, brokers, custodians or other nominees may have different procedures than registered stockholders for processing a reverse stock split. Stockholders who hold shares of our common stock with a bank, broker, custodian or other nominee and who have any questions in this regard are encouraged to contact their banks, brokers, custodians or other nominees.

STOCKHOLDERS SHOULD NOT DESTROY ANY STOCK CERTIFICATE AND SHOULD NOT SUBMIT ANY STOCK CERTIFICATES UNTIL REQUESTED TO DO SO.

Appraisal Rights

Under the Delaware General Corporation Law, our stockholders are not entitled to appraisal or dissenter’s rights with respect to a reverse stock split, and we do not intend to voluntarily provide our stockholders with such rights.

Potential Anti-Takeover Effect

Even though a reverse stock split would result in an increased proportion of unissued authorized shares to be issued, which could, under certain circumstances, have an anti-takeover effect (for example, by permitting issuances that would dilute the stock ownership of a person seeking to effect a change in the composition of the Board of Directors or contemplating a tender offer or other transaction for the combination of our Company with another company), the reverse stock split Proposal is not being proposed in response to any effort of which we are aware to accumulate shares of our common stock or obtain control of us, nor is it part of a plan by management to recommend a series of similar amendments to our Board and stockholders.

Fractional Shares

Holders of fractional shares will be entitled to receive, in lieu of any fractional share, the number of shares rounded up to the next whole number. The ownership of a fractional share interest following a reverse stock split will not give the holder any voting, dividend or other rights, except to receive the number of shares rounded up to the next whole number.

Effect of a Reverse Stock Split on Equity Incentive Plans, Options, Warrants, and Convertible or Exchangeable Securities

Based upon the reverse stock split ratio determined by the Board of Directors, proportionate adjustments are generally required to be made to the per share exercise price and the number of shares issuable upon the exercise or conversion of all outstanding options, warrants and convertible or exchangeable securities entitling the holders to purchase, exchange for, or convert into, shares of common stock. This would result in approximately the same aggregate price being required to be paid under such options, warrants and convertible or exchangeable securities upon exercise, and approximately the same value of shares of common stock being delivered upon such exercise, exchange or conversion, immediately following a reverse stock split as was the case immediately preceding a reverse stock split. The number of shares deliverable upon settlement or vesting of restricted stock awards will be similarly adjusted, subject to our treatment of fractional shares. The number of shares reserved for issuance pursuant to these securities will be proportionately based upon the reverse stock split ratio determined by the Board, subject to our treatment of fractional shares.

Accounting Matters

A reverse stock split will not affect the par value of our common stock per share, which will remain $0.0001 par value per share. As a result, as of the split effective time, the stated capital attributable to common stock and the additional paid-in capital account on our balance sheet, in the aggregate, will not change due to a reverse stock split. Reported per share net income or loss will be higher because there will be fewer shares of common stock outstanding.

Certain Federal Income Tax Consequences of a Reverse Stock Split

The following summary describes certain material U.S. federal income tax consequences of a reverse stock split to holders of our common stock. Unless otherwise specifically indicated herein, this summary addresses the tax consequences only to a “U.S. holder”, which means a beneficial owner of our common stock that is (i) a citizen or individual resident of the United States, (ii) an entity taxable as a corporation for U.S. tax purposes and organized in or under the laws of the United States, any state thereof or the District of Columbia, (iii) an estate whose income is subject to U.S. federal income taxation regardless of its source, or (iv) a trust if (1) a U.S. court is able to exercise primary supervision over administration of such trust and one or more U.S. persons have the authority to control all substantial decisions of the trust or (2) it has a valid election in place to be treated as a U.S. person.

This summary does not address all of the tax consequences that may be relevant to any particular investor, including tax considerations that arise from rules of general application to all taxpayers or to certain classes of taxpayers or that are generally assumed to be known by investors. This summary also does not address the tax consequences to stockholders that (i) may be subject to special treatment under U.S. federal income tax law, such as banks, insurance companies, thrift institutions, regulated investment companies, real estate investment trusts, tax-exempt organizations, U.S. expatriates, persons subject to the alternative minimum tax, traders in securities that elect to mark to market, and dealers in securities or currencies, (ii) hold our common stock as part of a position in a “straddle” or as part of a “hedging,” “conversion” or other integrated investment transaction for federal income tax purposes, or (iii) do not hold our common stock as a “capital asset” (generally, property held for investment). In addition, this summary does not consider the effects of any federal, state, local, foreign, or other tax laws other than the U.S. federal income tax laws.

If a partnership (or other entity classified as a partnership for U.S. federal income tax purposes) is the beneficial owner of our common stock, the U.S. federal income tax treatment of a partner in the partnership will generally depend on the status of the partner and the activities of the partnership. Entities or arrangements treated as a partnership for U.S. federal income tax purposes should consult their own tax advisors regarding the U.S. federal income tax consequences to them and their owners of a reverse stock split.

This summary is based on the provisions of the Internal Revenue Code of 1986, as amended (the “Code”), U.S. Treasury regulations, administrative rulings, and judicial authority, all as in effect as of the date of this proxy statement. Subsequent developments in U.S. federal income tax law, including changes in law or differing interpretations, which may be applied retroactively, could have a material effect on the U.S. federal income tax consequences of a reverse stock split. We have not sought and will not seek any ruling from the Internal Revenue Service (the “IRS”), or an opinion from counsel, with respect to the U.S. federal income tax consequences discussed below. There can be no assurance that the tax consequences discussed below would be accepted by the IRS or a court. The tax treatment of a reverse stock split to any U.S. holder may vary depending upon such holder’s particular facts and circumstances.

PLEASE CONSULT YOUR OWN TAX ADVISOR REGARDING THE U.S. FEDERAL, STATE, LOCAL, AND FOREIGN INCOME AND OTHER TAX CONSEQUENCES OF A REVERSE STOCK SPLIT IN YOUR PARTICULAR CIRCUMSTANCES UNDER THE CODE AND THE LAWS OF ANY OTHER TAXING JURISDICTION.

A reverse stock split should be treated as a recapitalization for U.S. federal income tax purposes. Thus, a stockholder generally will not recognize gain or loss on an exchange of common shares for common shares in a reverse stock split, except for adjustments that may result from the treatment of fractional shares of common stock as described below. The aggregate tax basis of the shares received in the reverse stock split will equal the aggregate tax basis of the pre-reverse stock split shares exchanged therefore (increased by any income or gain recognized on receipt of a whole share in lieu of a fractional share). Except in the case of any portion of a share of common stock treated as a distribution or as to which a U.S. holder recognizes capital gain as a result of the treatment of fractional shares, discussed below, the U.S. holder’s holding period for the post-reverse stock split shares of common stock should include the holding period of pre-reverse stock split shares of common stock surrendered. U.S. holders of shares of common stock should consult their tax advisors regarding the applicable rules for allocating the tax basis and holding period of the surrendered pre-reverse stock split shares of common stock to the post-reverse stock split shares of common stock received in the reverse stock split. U.S. holders of shares of common stock acquired on different dates and at different prices should consult their tax advisors regarding the allocation of the tax basis and holding period of such shares.

No gain or loss will be recognized by the Company as a result of a reverse stock split.

The treatment of fractional shares of common stock being rounded up to the next whole share is uncertain. A U.S. holder that receives a whole share of common stock in the reverse stock split in lieu of a fractional share of common stock might recognize income, which may be characterized either as capital gain or as a dividend to the extent of the portion of our accumulated earnings and profits (if we have any) attributable to the rounded share. Any such taxable income would be in an amount not to exceed the excess of the fair market value of such whole share over the fair market value of the fractional share to which the U.S. holder was otherwise entitled. U.S. holders should consult their tax advisors regarding the U.S. federal income tax and other tax consequences of fractional shares being rounded to the next whole share (including the holding period of a post-reverse stock split share of common stock received in exchange for a fractional pre-reverse stock split share of common stock).

Required Vote

Provided there is a quorum for the Special Meeting, approval of Proposal No. 1, the reverse stock split proposal requires the affirmative vote of the holders of the majority of the outstanding shares of common stock. Abstentions and broker non-votes (if any) will have the same effect as a vote against Proposal No. 1.

THE BOARD OF DIRECTORS RECOMMENDS

A VOTE FOR ADOPTION OF AN AMENDMENT TO OUR CERTIFICATE OF INCORPORATION TO EFFECT A REVERSE STOCK SPLIT.

PROPOSAL NO. 2:

APPROVAL OF ADJOURNMENT OF SPECIAL MEETING

At the Special Meeting, we are submitting for stockholder consideration Proposal No. 2, which is a proposal to permit us to adjourn or postpone the Special Meeting for the purpose of soliciting additional proxies in the event that, at the Special Meeting, there are not sufficient votes to approve Proposal No. 1 relating to the reverse stock split.

Overview

In this Proposal No. 2, we are asking you to authorize the holder of any proxy solicited by the Ampio Board of Directors to vote in favor of adjourning the Special Meeting, and any later adjournments, to another time and place. If our stockholders approve Proposal No. 2, we could adjourn the Special Meeting, and any adjourned session of the Special Meeting, to a later date and use the additional time to solicit additional proxies in favor of Proposal No. 1 relating to the reverse stock split, including the solicitation of proxies from holders of our common stock that have previously voted against Proposal No. 1. If Proposal No. 2 is approved, we could adjourn the Special Meeting without a vote on Proposal No. 1, even if we had received proxies representing votes against Proposal No. 1 such that it would not be approved by the vote required and seek to convince the holders of those shares to change their votes to votes in favor of Proposal No. 1. If you have previously submitted a proxy on Proposal No. 1 and wish to revoke it upon adjournment or postponement of the Special Meeting, you may do so.

The length of time the Special Meeting is adjourned or postponed will depend on the circumstances and will be determined by Ampio. If the Special Meeting is adjourned for more than 120 days after the date fixed for the original meeting date, we will be required to provide our stockholders with formal notice of the adjourned meeting.

The Board of Directors believes that if the number of shares of our common stock present or represented at the Special Meeting is insufficient to approve Proposal No. 1 relating to the reverse stock split, it is in the best interests of our stockholders to enable us, for a limited period of time, to continue to seek to obtain a sufficient number of additional votes to approve Proposal No. 1.

Required Vote

If a quorum is present at the Special Meeting, Proposal No. 2 will be approved by the affirmative vote of holders of at least a majority of the shares of Ampio common stock present at the Special Meeting and entitled to vote on this proposal. If a quorum is not present at the Special Meeting, Proposal No. 2 will be approved by the affirmative vote of the holders of a majority of the voting power of our common stock present at the Special Meeting and no other business will be transacted thereat. If you fail to vote, it will have no effect on the outcome of the vote on Proposal No. 2. If you vote “abstain”, it would have the same effect as a vote against Proposal No. 2.

THE BOARD OF DIRECTORS RECOMMENDS

A VOTE FOR ADJOURNMENT OF THE SPECIAL MEETING TO SOLICIT ADDITIONAL PROXIES IF THERE ARE NOT SUFFICIENT VOTES IN FAVOR OF PROPOSAL NO. 1.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth information regarding beneficial ownership of our common stock as of September 6, 2022. We have determined beneficial ownership in accordance with SEC rules. Under these rules, the number of shares of common stock deemed outstanding includes shares issuable upon exercise of options and warrants held by the respective person or group which may be exercised within 60 days after September 6, 2022.

For purposes of calculating each person’s or group’s percentage ownership, stock options and warrants exercisable within 60 days after September 6, 2022 are included for that person or group but not the stock options or warrants of any other person or group. Ownership is based on 226,286,867 shares of common stock outstanding on September 6, 2022.

The Company is not aware of any arrangements that have resulted, or may at a subsequent date result, in a change of control of the Company. Unless otherwise indicated and subject to any applicable community property laws, to our knowledge, each stockholder named in the following table possesses sole voting and investment power over the shares listed. The business address of each current director and executive officer is 373 Inverness Parkway, Suite 200, Englewood, Colorado 80112.

	Number of Shares Beneficially	Percentage of Shares
Name and Address of Beneficial Owner	Owned (1)	Beneficially Owned
Other Beneficial Owners of 5% or more of the Outstanding Shares of Common Stock:
Bruce E. Terker (2)	14,402,431	6.3%
Directors and Named Executive Officers:
David R. Stevens (3)	695,812	*	%
Michael A. Martino (3)(4)	541,667	*	%
J. Kevin Buchi (3)	104,167	*	%
Elizabeth Varki Jobes (3)	33,333	*	%
Daniel G. Stokely (4)	612,274	*	%
Michael Macaluso (4)(5)	2,024,882	*	%
Holli Cherevka (4)(5)	110,820	*	%
Current directors and executive officers as a group (5 persons)	1,987,253	*	%

*Represents ownership of under 1% of the Company’s outstanding common stock.

(1)	Includes the following number of shares that could be acquired within 60 days of September 6, 2022 upon the exercise of stock options: David R. Stevens, 561,250 shares; Michael A. Martino, 541,667 shares; J. Kevin Buchi, 104,167 shares; Elizabeth Varki Jobes, 33,333 shares; Daniel Stokely, 300,000 shares; Michael Macaluso, no shares, Holli Cherevka, no shares; and all current directors and executive officers as a group, 1,540,417 shares.

(2)	Based solely on an Amendment No. 5 to Schedule 13G filed by Bruce E. Terker, Ballyshannon Partners, L.P., Ballyshannon Family Partnership, L.P., Insignia Partners, L.P. and Odyssey Capital Group, L.P. (collectively, “Bruce E. Terker and Related Companies”) with the SEC on April 29, 2022, reporting beneficial ownership as of April 27, 2022. Based on the above Schedule 13G, Bruce E. Terker and Related Companies have shared voting and dispositive power with respect to the shares. The business address of Mr. Terker is 950 W. Valley Road, Suite 2900, Wayne, Pennsylvania 19087.

(3)	Director.

(4)	Named executive officer.

(5)	The employment of Mr. Macaluso and Ms. Cherevka was terminated on May 31, 2022. Information is based on Forms 4 filed with the Securities and Exchange Commission and Company records.

STOCKHOLDER PROPOSALS AND NOMINATIONS FOR

2023 ANNUAL MEETING OF STOCKHOLDERS

Stockholder proposals will be considered for inclusion in the proxy statement for the 2023 annual meeting in accordance with Rule 14a-8 under the Exchange Act, if they are received by the Secretary of the Company, on or before March 17, 2023. If the date of the 2023 annual meeting is moved by more than 30 days from the date contemplated at the time of the previous year’s annual meeting proxy statement, then notice must be received within a reasonable time before we begin to print and send proxy materials. If that happens, we will publicly announce the deadline for submitting a proposal in a press release or in a document filed with the SEC.

Stockholders who intend to present a proposal, including nominations of persons for election to our Board of Directors at the 2023 annual meeting without inclusion of such proposal in our proxy materials for the 2023 annual meeting are required to provide timely notice of such proposal or nominee in accordance with our bylaws. To be timely, a stockholder’s notice must be delivered to the Secretary at the principal executive offices of the Company not later than the close of business on the 90th day nor earlier than the close of business on the 120th day prior to the first anniversary of the 2022 annual meeting of stockholders - that is, not later than May 12, 2023 nor earlier than April 12, 2023. However, as provided in our bylaws, different deadlines apply if the 2023 annual meeting is called for a date that is not within 30 days before or after the anniversary of the 2022 annual meeting of stockholders. If the 2023 annual meeting is advanced by more than 30 days prior to or delayed by more than 30 days after the anniversary of the preceding year’s annual meeting, notice must be delivered prior to the later of (a) the 90th day before the annual meeting or (b) the 10th day after which announcement of the meeting day is first made, but no earlier than 120 days prior to the annual meeting. We reserve the right to reject, rule out of order, or take other appropriate action with respect to any proposal that does not comply with these and other applicable requirements.

If a stockholder does not meet these deadlines or, does not satisfy the requirements of Rule 14a-4 of the Exchange Act, the persons named as proxies will be allowed to use their discretionary voting authority when and if the matter is raised at the 2023 Special Meeting.

The address of the Secretary of Ampio Pharmaceuticals, Inc., 373 Inverness Parkway, Suite 200, Englewood, Colorado 80112.

In addition to satisfying the foregoing advance notice requirements under our bylaws, to comply with the universal proxy rules under the Exchange Act, stockholders who intend to solicit proxies in support of director nominees other than the Company’s nominees at the 2023 annual meeting must provide notice that sets forth the information required by Rule 14a-19 under the Exchange Act no later than June 11, 2023, which is 60 days prior to the anniversary date of the 2022 annual meeting of stockholders.

HOUSEHOLDING OF PROXY MATERIALS

In some cases, only one copy of the proxy materials is being delivered to multiple stockholders sharing an address unless we have received contrary instructions from one or more of the stockholders. We will deliver promptly, upon written or oral request, a separate copy of these proxy materials to a stockholder at a shared address to which a single copy of the materials was delivered. Stockholders sharing an address who are receiving multiple copies of proxy materials may also request delivery of a single copy. To request separate or multiple delivery, or single copy delivery of these materials now or in the future, a stockholder may submit a written request to Corporate Secretary of Ampio Pharmaceuticals, Inc., 373 Inverness Parkway, Suite 200, Englewood, Colorado 80112 or an oral request at (720) 437-6500.

OTHER MATTERS

Pursuant to our bylaws, the business transacted at all special meetings must be confined to the purposes stated in the notice of the special meeting. Accordingly, other than as stated in the notice of the Special Meeting, no other matters may properly come before the Ampio stockholders and stockholder proposals cannot be submitted for the Special Meeting.

By Order of the Board of Directors

/s/ Daniel G. Stokely
Daniel G. Stokely, Secretary

September 9, 2022
Englewood, Colorado

Appendix A: Certificate of Amendment to Certificate of Incorporation of Ampio Pharmaceuticals, Inc.

APPENDIX A

APPENDIX A CERTIFICATE OF AMENDMENT

TO THE CERTIFICATE OF INCORPORATION

OF

AMPIO PHARMACEUTICALS, INC.

Ampio Pharmaceuticals, Inc., a corporation organized and existing under the laws of the State of Delaware, does hereby certify as follows:

1.The name of the corporation is Ampio Pharmaceuticals, Inc. (the “Corporation”).

2.The Board of Directors of the Corporation duly adopted a resolution in accordance with Section 242 of the General Corporation Law of the State of Delaware, setting forth an amendment to the Certificate of Incorporation of the Corporation, as amended (the “Amendment”) and declaring the Amendment to be advisable. The stockholders of the Corporation duly approved the Amendment at a Special Meeting of Stockholders of the Corporation held on [•], 2022 in accordance with Section 242 of the General Corporation Law of the State of Delaware.

3.In order to effect the Amendment, Section 1 of Article IV of the Certificate of Incorporation of the Corporation, as amended, shall be amended and restated in its entirety as follows:

“Section 1. Authorized Shares. The aggregate number of shares which the Corporation shall have authority to issue is 310,000,000; of which 10,000,000 shares of the par value of $0.0001 shall be designated Preferred Stock and 300,000,000 shares of the par value of $0.0001 shall be designated Common Stock.

Upon filing and effectiveness of this Certificate of Amendment with the Secretary of State of Delaware (the “Effective Time”), every [●]1 issued and outstanding shares of Common Stock shall without further action by this Corporation or the holder thereof be combined into and automatically become one share of Common Stock (the “Reverse Stock Split”). The number of authorized shares of Common Stock of the Corporation and the par value of the Common Stock shall remain as set forth in this Certificate of Incorporation, as amended. No fractional shares shall be issued in connection with the Reverse Stock Split. In lieu of any fractional shares to which a stockholder would otherwise be entitled (after taking into account all fractional shares of Common Stock otherwise issuable to such holder), all fractional shares resulting from the Reverse Stock Split shall be rounded up to the nearest whole share. The capital of the Corporation will not be reduced under or by reason of any amendment herein certified.”

4.This Certificate of Amendment shall become effective as of [ ] at [a.m./p.m.].

5.The Amendment was duly adopted in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware.

***

[1]

To be a whole number of shares of Ampio Pharmaceuticals’ common stock between and including 5 and 15. If the reverse stock split proposal is approved by stockholders, the Certificate of Amendment filed with the Secretary of State of the State of Delaware will include only that reverse stock split ratio determined by Ampio Pharmaceuticals’ Board of Directors to be in the best interests of Ampio Pharmaceuticals and its stockholders.

IN WITNESS WHEREOF, this Certificate of Amendment to the Certificate of Incorporation has been executed by a duly authorized officer of this Corporation on this                 day of                 .

AMPIO PHARMACEUTICALS, INC.

By:

Name:
Title:

A-1

PROXY AMPIO PHARMACEUTICALS, INC. Special Meeting of Stockholders October 13, 2022 at 11:00 a.m. Mountain Time THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF AMPIO PHARMACEUTICALS, INC. THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED The undersigned acknowledges receipt of the Notice of Special Meeting of Stockholders and the Proxy Statement and hereby appoints Daniel G. Stokely and Michael A. Martino or either of them acting alone, with full power of substitution, as proxies to represent and to vote, as designated on the reverse side of this proxy, all of the shares of common stock of Ampio Pharmaceuticals, Inc. that the undersigned is entitled to vote at the Special Meeting of Stockholders to be held on October 13, 2022 at 11:00 a.m. Mountain Time, and any adjournment(s) or postponement(s) thereof, revoking any proxy heretofore given. The Special Meeting will be held in virtual only format. In order to attend the meeting you must first register at www.viewproxy.com/AMPESM/2022 by 9:59 p.m. Mountain Time on October 12, 2022. After registering you will receive an e-mail containing a unique link and password that will enable you to attend the meeting and vote at the meeting and at any adjournment or postponement thereof. THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN. IF NO SUCH DIRECTION IS MADE, THIS PROXY WILL BE VOTED IN ACCORDANCE WITH THE BOARD OF DIRECTORS’ RECOMMENDATIONS. (Continued and to be marked, dated and signed on other side)  PLEASE DETACH ALONG PERFORATED LINE AND MAIL IN THE ENVELOPE PROVIDED.  Important Notice Regarding the Availability of Proxy Materials for the Special Meeting to be held on October 13, 2022: The Proxy Statement is available at: www.viewproxy.com/AMPESM/2022

Please mark your votes like this ☒ The Board of Directors recommends a vote “FOR” the following: Proposal 1. To approve an amendment to the Ampio Pharmaceuticals certificate of incorporation to effect a reverse stock split of the Company’s shares of common stock at a ratio not less than 5-to-1 and not greater than 15-to-1, with the exact ratio to be set within that range at the discretion of our Board of Directors before October 13, 2023 without further approval or authorization of our stockholders. The Board of Directors recommends a vote “FOR” the following: Proposal 2. To approve an adjournment of the Special Meeting to solicit additional proxies if there are not sufficient votes in favor of Proposal No. 1. FOR ☐ AGAINST ☐ ABSTAIN ☐ Date FOR ☐ AGAINST ☐ ABSTAIN ☐ Signature Signature (if held jointly) NOTE: This proxy should be marked, dated and signed by each stockholder exactly as such stockholder’s name appears hereon, and returned promptly in the enclosed envelope. When shares are held jointly, each holder should sign. When signing as an executor, administrator, attorney, trustee or guardian, please give full title as such. If the signatory is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If the signatory is a partnership, please sign in the partnership name by authorized person. Address Change/Comments: (If you noted any Address Changes and/or Comments above, please mark box.) ☐  PLEASE DETACH ALONG PERFORATED LINE AND MAIL IN THE ENVELOPE PROVIDED.  PROXY VOTING INSTRUCTIONS Please have your 11 digit control number ready when voting by Internet or Telephone MAIL Vote Your Proxy by Mail: Mark, sign, and date your proxy card, then detach it, and return it in the postage-paid envelope provided. TELEPHONE Vote Your Proxy by Phone: Call 1-866-402-3905 Use any touch-tone telephone to vote your proxy. Have your proxy card available when you call. Follow the voting instructions to vote your shares. INTERNET Vote Your Proxy on the Internet: Go to www.FCRvote.com/AMPE Have your proxy card available when you access the above website. Follow the prompts to vote your shares. CONTROL NUMBER CONTROL NUMBER DO NOT PRINT IN THIS AREA (Stockholder Name & Address Data)